UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2025

The Beauty Health Company
(Exact name of registrant as specified in its charter)

Delaware	001-39565	85-1908962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2165 Spring Street
Long Beach, CA
(Address of principal executive offices)

90806
(Zip Code)
(800) 603-4996
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SKIN	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Designation of Ronald Menezes as an Executive Officer and Section 16 Officer

On February 25, 2025, the Board of Directors (the "Board") of The Beauty Health Company (the "Company") determined that based on the evolution of Mr. Ronald Menezes’ role as Chief Revenue Officer of the Company, the scope of his duties has increased to include policy making functions. Due to this determination, the Board designated Mr. Menezes as an executive officer, as that term is defined in 17 C.F.R. § 240.3b-7 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), thus making Mr. Menezes an executive officer subject to Section 16 of the Exchange Act (a "Section 16 Officer").

As previously disclosed in the press release attached to this Current Report on Form 8-K (this "Current Report") as Exhibit 99.1, on October 15, 2024, the Company appointed Mr. Menezes, age 62, to serve as Chief Revenue Officer of the Company, effective October 15, 2024 (the "Menezes Effective Date").

Prior to his role as Chief Revenue Officer, Mr. Menezes served as a director, President and Chief Executive Officer of Sientra, Inc., a publicly traded medical aesthetic products company that was formerly listed on NASDAQ, from November 2020 through June 2024. Prior to joining Sientra, Inc., Mr. Menezes served as President and General Manager for Almirall U.S. – Dermatology from August 2017 until November 2020. Prior to joining Almirall, Mr. Menezes served as Vice President of Sales and Operations of Assertio Therapeutics, Inc. (formerly Depomed Inc.), a specialty pharmaceutical company, from 2016 until August 2017. Formerly, Mr. Menezes served in a series of leadership roles at Allergan plc, Abbott Laboratories, Astellas Pharma Inc., Pfizer Inc. and Eli, Lilly and Co. Mr. Menezes also serves as a director of Diverse Biotech, Inc., a company specializing in oncology drug discovery. Mr. Menezes holds a B.S. in International Business from Brigham Young University.

There are no arrangements or understandings between Mr. Menezes and any other person pursuant to which Mr. Menezes was appointed to serve as the Chief Revenue Officer of the Company on a permanent basis. There are no family relationships between Mr. Menezes and any of the Company’s directors or executive officers. Mr. Menezes has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Menezes Offer Letter

In connection with his role as Chief Revenue Officer, the Company entered into an offer letter with Mr. Menezes, which became effective as of the Menezes Effective Date (the "Menezes Offer Letter"), pursuant to which Mr. Menezes receives (i) an annual base salary of $450,000, (ii) a one-time cash bonus of $100,000 (subject to repayment in full in the event of his voluntary resignation within one year following the Menezes Effective Date other than for good reason), (iii) an annual discretionary cash bonus (commencing with fiscal year 2025) with a target equal to 60% of Mr. Menezes’ annual base salary (the "Annual Bonus"), and (iv) a one-time long-term incentive new hire equity award to be issued in the form of restricted stock units ("RSUs") with a grant-date value of $800,000, which RSUs will vest ratably on an annual basis over a three-year period from the date of grant, subject to his continued service. Mr. Menezes will also be eligible for one or more future grants of long-term incentive awards under the Company’s 2021 Incentive Award Plan, as amended (the "Plan"), to be determined by the compensation committee of the Board (the "Compensation Committee"). Mr. Menezes will also be eligible to participate in and be covered by all employee benefit programs maintained by the Company on the same terms as are generally applicable to other senior executives of the Company, subject to his meeting applicable eligibility requirements. Mr. Menezes’ base salary and target Annual Bonus will be subject to periodic review and adjustment from time to time in the discretion of the Board or the Compensation Committee.

The foregoing description of the Menezes Offer Letter is not complete and is subject to and qualified in its entirety by reference to the text of the Menezes Offer Letter, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Designation of Sheri Lewis as an Executive Officer and Section 16 Officer

On February 25, 2025, the Board determined that based on the evolution of Ms. Sheri Lewis’ role as Chief Supply Chain and Operations Officer of the Company, the scope of her duties has increased to include policy making functions. Due to this determination, the Board designated Ms. Lewis as an executive officer, as that term is defined in 17 C.F.R. § 240.3b-7 of the Exchange Act, thus making Ms. Lewis an executive officer subject to Section 16 of the Exchange Act.

As previously disclosed on the press release attached to this Current Report as Exhibit 99.2, on April 9, 2024, Ms. Lewis, age 59, was appointed to serve as Chief Supply Chain and Operations Officer, effective April 9, 2024 (the "Lewis Effective Date").

Prior to her role as Chief Supply Chain and Operations Officer, Ms. Lewis established herself as an industry leader in the areas of global supply chain and manufacturing operations. From January 2021 to April 2024, Ms. Lewis was the EVP of global supply chain operations at Avantor, Inc., where she served on the executive committee and led Avantor's global integrated supply chain strategy and operational performance with oversight of over 3,500 associates. From September 2009 to December 2020, Ms. Lewis served in various positions at Medtronic, most recently as VP of global operations, responsible for 32 global manufacturing sites, 19,000 people, and the end-to-end value stream. Earlier, Ms. Lewis held positions of increasing responsibility at Honeywell, including VP of materials management, planning and procurement, and at Fabrico, where she was general manager. Ms. Lewis holds a Bachelor of Arts degree in organization management from Concordia University, and is the recipient of a number of awards, including Global Operations and Business Services Leader of the Year.

There are no arrangements or understandings between Ms. Lewis and any other person pursuant to which Ms. Lewis was appointed to serve as the Chief Supply Chain and Operations Officer of the Company on a permanent basis. There are no family relationships between Ms. Lewis and any of the Company’s directors or executive officers. Ms. Lewis has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Lewis Offer Letter

In connection with her role as Chief Supply Chain and Operations Officer, the Company entered into an offer letter with Ms. Lewis, which became effective as of the Lewis Effective Date (the "Lewis Offer Letter"), pursuant to which Ms. Lewis receives (i) an annual base salary of $485,000, (ii) a one-time cash bonus of $75,000 (subject to repayment in full in the event of her voluntary resignation within one year following the Lewis Effective Date other than for good reason), (iii) an annual discretionary cash bonus (commencing with fiscal year 2024 on a pro rata basis) with a target equal to 60% of Ms. Lewis’ annual base salary (the "Lewis Annual Bonus"), (iv) a one-time long-term incentive new hire equity award to be issued in the form of RSUs with a grant-date value of $1,181,250, which RSUs will vest ratably on an annual basis over a three-year period from the date of grant subject to her continued service, and (v) a one-time long-term incentive new hire grant of equity in the form of performance-based restricted stock units ("PSUs") with a grant-date value of $393,750. Ms. Lewis will also be eligible for one or more future grants of long-term incentive awards under the Plan, to be determined by the Board or the Compensation Committee. Ms. Lewis will also be eligible to participate in and be covered by all employee benefit programs maintained by the Company on the same terms as are generally applicable to other senior executives of the Company, subject to her meeting applicable eligibility requirements. Ms. Lewis’ base salary and Lewis Annual Bonus will be subject to periodic review and adjustment from time to time in the discretion of the Board or the Compensation Committee.

The foregoing description of the Lewis Offer Letter is not complete and is subject to and qualified in its entirety by reference to the text of the Lewis Offer Letter, which is filed as Exhibit 10.2 to this Current Report and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 15, 2024, the Company issued a press release announcing the appointment of Mr. Menezes as the Company’s new Chief Revenue Officer, a copy of which is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

On April 9, 2024, the Company issued a press release announcing the appointment of Ms. Lewis as the Company’s new Chief Supply Chain and Operations Officer, a copy of which is attached to this Current Report as Exhibit 99.2 and is incorporated herein by reference.

The information set forth under Item 7.01 of this Current Report, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibits 99.1 and 99.2, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1 †	Offer Letter with Ronald Menezes, dated October 9, 2024
10.2 †	Offer Letter with Sheri Lewis, dated March 25, 2024
99.1	Press Release, dated October 15, 2024
99.2	Press Release, dated April 9, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Confidential portions of this exhibit were redacted pursuant to Item 601(b)(10) of Regulation S-K, and the Company agrees to furnish to the SEC a copy of any omitted schedule and/or exhibit upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2025	The Beauty Health Company

	By:	/s/ Michael Monahan
	Name:	Michael Monahan
	Title:	Chief Financial Officer